Exhibit 99.1

Clarus Reports Third Quarter 2019 Results

SALT LAKE CITY, Utah – November 4, 2019 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a company focused on the outdoor and consumer industries, reported financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Financial Summary vs. Same Year-Ago Quarter

•	Sales increased 8% to $60.2 million.

•	Gross margin was 34.1% compared to 35.7%.

•	Net income was $3.5 million or $0.11 per diluted share, compared to $4.1 million or $0.14 per diluted share.

•	Adjusted net income before non-cash items was $6.0 million or $0.19 per diluted share, compared to $7.0 million or $0.23 per diluted share.

•	Adjusted EBITDA was $6.8 million compared to $7.1 million.

•	Repurchased 243,873 shares of the Company’s common stock for approximately $2.7 million, or $10.92 per share.

Management Commentary

“Our third quarter continued to be driven by the momentum in our Black Diamond® brand with sales up 14%,” said John Walbrecht, president of Clarus. “We grew in every geography, sales channel and category, led by 61% growth in ski on strong demand in our backcountry portfolio of products like JetForce®, beacons and packs. Apparel also continues to meaningfully contribute to brand sales growth, up 23% driven by men’s and women’s sportswear, technical outerwear, and logowear. These strong top-line trends also drove a 13% increase in brand EBITDA. Our commitment to product innovation, new product introductions and an accelerated go-to-market strategy are producing these results.

“As expected, continued bullet and ammunition market softness impacted our Sierra® brand during the quarter. However, we have further strengthened the brand’s market positioning by investing in product innovation and forging new, long-term revenue opportunities like our launch into ammunition. Despite what we believe are short-term market headwinds, Sierra still meaningfully contributes to our profitability and free cash flow, and we look forward to various opportunities that we believe will re-accelerate brand sales growth in the near-term.

“We also experienced headwinds during the third quarter due to the strengthening U.S. dollar and the escalating trade wars. While the proactive steps we laid out in early August were expected to minimize the tariffs announced at that time, the impact of additional assessments since then will exceed our mitigation efforts.

“We view these headwinds as transitory, and most importantly, we believe our brands are better-positioned for growth than they have ever been. Our commitment to innovation is fueling new and more disruptive products that are being recognized by trade publications and well-received by our retail partners. We believe the continued focus on our brands will ultimately drive both long-term growth and profitability, as well as shareholder value creation.”

Third Quarter 2019 Financial Results

Sales in the third quarter increased 8% to $60.2 million compared to $55.7 million in the same year-ago quarter. The increase was driven by 14% growth in Black Diamond, partially offset by a 24% decline in Sierra. The year-over-year decline at Sierra was expected due to headwinds in the bullet and ammunition industry. On a constant currency basis, total sales were up 10%.

Gross margin in the third quarter was 34.1% compared to 35.7% in the year-ago quarter. The decline was primarily due to foreign exchange headwinds from the strengthening U.S. dollar, the impact from recent tariffs, as well as channel and product mix. Foreign exchange headwinds reduced year-over-year gross margin by approximately 80 basis points in the third quarter of 2019 and the impact from tariffs was a 60 basis point headwind.

Selling, general and administrative expenses in the third quarter were $16.4 million compared to $15.8 million in the year-ago quarter. The increase was attributable to the Company’s continued investment in Black Diamond brand-related activities like research and development and direct-to-consumer. As a percentage of sales, selling, general and administrative expenses declined 100 basis points to 27.3% compared to 28.3% in the year-ago quarter.

Net income in the third quarter was $3.5 million or $0.11 per diluted share, compared to $4.1 million or $0.14 per diluted share in the year-ago quarter. The decline was primarily due to lower sales from Sierra, which carry higher operating margins than the Black Diamond brand, and foreign exchange and tariff headwinds. Net income in the third quarter of 2019 included $2.5 million of non-cash charges, compared to $2.8 million of non-cash charges and $0.1 million in transaction and restructuring costs in the same year-ago quarter.

Adjusted net income, which excludes the non-cash items, as well as transaction and restructuring costs, in the third quarter was $6.0 million or $0.19 per diluted share, compared to $7.0 million or $0.23 per diluted share in the same year-ago quarter.

Adjusted EBITDA in the third quarter was $6.8 million compared to $7.1 million in the same year-ago quarter. As a percentage of sales, adjusted EBITDA was 11.2% compared to 12.7% in the same year-ago quarter.

Net cash provided by operating activities for the nine months ended September 30, 2019 was $5.6 million compared to $7.6 million in the same year-ago period. Capital expenditures for the nine months ended September 30, 2019 were $2.8 million compared to $1.8 million in the same year-ago period. Free cash flow, defined as net cash provided by operating activities less capital expenditures, for the nine months ended September 30, 2019 was $2.8 million compared to $5.8 million in the same year-ago period.

At September 30, 2019, cash and cash equivalents totaled $1.9 million compared to $2.5 million at December 31, 2018. During the third quarter, the Company repurchased 243,873 shares of its common stock for approximately $2.7 million, or $10.92 per share, leaving approximately $10.8 million remaining on its $30 million share repurchase program. The Company’s debt balance at September 30, 2019, was $24.9 million compared to $22.1 million at December 31, 2018.

Updated 2019 Outlook

Clarus now anticipates fiscal year 2019 sales to grow approximately 7% to $228 million compared to 2018. By brand, the Company still expects sales for Black Diamond to increase low-double digits but sales for Sierra to now decrease double-digits.

The Company now expects adjusted EBITDA to increase approximately 6% to $22 million compared to 2018. Clarus still expects capital expenditures to be approximately $4.5 million and free cash flow to be approximately $10 million in 2019.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $141 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code of 1986, as amended. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter 2019 results.

Date: Monday, November 4, 2019

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-877-511-3707

International dial-in number: 1-786-815-8672

Conference ID: 2095212

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.claruscorp.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 18, 2019.

Toll-free replay number: 1-855-859-2056

International replay number: 1-404-537-3406

Replay ID: 2095212

About Clarus Corporation

Clarus Corporation is focused on the outdoor and consumer industries, seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns. The Company has substantial net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value. Clarus’ primary business is as a leading developer, manufacturer and distributor of outdoor equipment and lifestyle products focused on the climb, ski, mountain, and sport markets. The Company’s products are principally sold under the Black Diamond®, Sierra®, PIEPS®, and SKINourishment® brand names through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.sierrabullets.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) net income before non-cash items and related income per diluted share, and adjusted net income before non-cash items and related income per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), and adjusted EBITDA, and (iv) free cash flow. The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) net income before non-cash items and related income per diluted share, and adjusted net income before non-cash items and related income per diluted share, (iii) EBITDA and adjusted EBITDA, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets and ammunition by our Sierra segment, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and the Company’s ability to declare a dividend. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

John C. Walbrecht

President

Tel 1-801-993-1344

john.walbrecht@claruscorp.com

or

Aaron J. Kuehne

Chief Administrative Officer and

Chief Financial Officer

Tel 1-801-993-1364

aaron.kuehne@claruscorp.com

Investor Relations Contact:

Gateway Investor Relations

Cody Slach

Tel 1-949-574-3860

CLAR@gatewayir.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2019	December 31, 2018
Assets
Current assets
Cash	$1,851	$2,486
Accounts receivable, less allowance for doubtful
accounts of $528 and $392, respectively	41,717	35,943
Inventories	73,535	64,933
Prepaid and other current assets	5,171	5,115
Income tax receivable	-	24
Total current assets	122,274	108,501

Property and equipment, net	22,640	23,401
Other intangible assets, net	16,649	19,416
Indefinite lived intangible assets	41,547	41,694
Goodwill	18,090	18,090
Other long-term assets	3,748	2,026
Total assets	$224,948	$213,128

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$28,275	$21,489
Income tax payable	-	210
Current portion of long-term debt	-	41
Total current liabilities	28,275	21,740

Long-term debt	24,908	22,105
Deferred income taxes	2,144	2,919
Other long-term liabilities	797	159
Total liabilities	56,124	46,923

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized;
33,605 and 33,244 issued and 29,750 and 29,748 outstanding, respectively	3	3
Additional paid in capital	491,546	488,404
Accumulated deficit	(300,235)	(304,577)
Treasury stock, at cost	(22,269)	(18,102)
Accumulated other comprehensive (loss) income	(221)	477
Total stockholders' equity	168,824	166,205
Total liabilities and stockholders' equity	$224,948	$213,128

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2019	September 30, 2018

Sales
Domestic sales	$28,794	$26,168
International sales	31,409	29,518
Total sales	60,203	55,686

Cost of goods sold	39,646	35,829
Gross profit	20,557	19,857

Operating expenses
Selling, general and administrative	16,443	15,773
Restructuring charge	-	22
Transaction costs	37	50

Total operating expenses	16,480	15,845

Operating income	4,077	4,012

Other (expense) income
Interest expense	(353)	(303)
Other, net	(420)	102

Total other expense, net	(773)	(201)

Income before income tax	3,304	3,811
Income tax benefit	(188)	(316)
Net income	$3,492	$4,127

Net income per share:
Basic	$0.12	$0.14
Diluted	0.11	0.14

Weighted average shares outstanding:
Basic	29,876	29,739
Diluted	31,077	30,166

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Nine Months Ended
	September 30, 2019	September 30, 2018

Sales
Domestic sales	$87,805	$79,667
International sales	80,610	75,167
Total sales	168,415	154,834

Cost of goods sold	109,810	101,290
Gross profit	58,605	53,544

Operating expenses
Selling, general and administrative	51,215	48,692
Restructuring charge	13	86
Transaction costs	124	383

Total operating expenses	51,352	49,161

Operating income	7,253	4,383

Other (expense) income
Interest expense	(978)	(1,020)
Other, net	(260)	31

Total other expense, net	(1,238)	(989)

Income before income tax	6,015	3,394
Income tax benefit	(570)	(359)
Net income	$6,585	$3,753

Net income per share:
Basic	$0.22	$0.13
Diluted	0.21	0.12

Weighted average shares outstanding:
Basic	29,841	29,939
Diluted	30,999	30,162

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	September 30, 2019		September 30, 2018

		Gross profit as reported	$19,857
		Plus impact of inventory fair value adjustment	-
Gross profit as reported	$20,557	Adjusted gross profit	$19,857

		Gross margin as reported	35.7%

Gross margin as reported	34.1%	Adjusted gross margin	35.7%

NINE MONTHS ENDED

	September 30, 2019		September 30, 2018

		Gross profit as reported	$53,544
		Plus impact of inventory fair value adjustment	1,049
Gross profit as reported	$58,605	Adjusted gross profit	$54,593

		Gross margin as reported	34.6%

Gross margin as reported	34.8%	Adjusted gross margin	35.3%

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2019	Per Diluted Share	September 30, 2018	Per Diluted Share

Net income	$3,492	$0.11	$4,127	$0.14

Amortization of intangibles	888	0.03	965	0.03
Depreciation	1,090	0.04	1,106	0.04
Amortization of debt issuance costs	74	0.00	64	0.00
Stock-based compensation	678	0.02	912	0.03
Loss from removal of accumulated translation adjustment	-	-	131	0.00
Income tax benefit	(188)	(0.01)	(316)	(0.01)
Cash paid for income taxes	(28)	(0.00)	(50)	(0.00)

Net income before non-cash items	$6,006	$0.19	$6,939	$0.23

Restructuring charge	-	-	22	0.00
Transaction costs	37	0.00	50	0.00
State cash taxes on adjustments	(1)	(0.00)	(2)	(0.00)
AMT cash taxes on adjustments	(1)	(0.00)	(1)	(0.00)

Adjusted net income before non-cash items	$6,041	$0.19	$7,008	$0.23

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Nine Months Ended
	September 30, 2019	Per Diluted Share	September 30, 2018	Per Diluted Share

Net income	$6,585	$0.21	$3,753	$0.12

Amortization of intangibles	2,665	0.09	2,902	0.10
Depreciation	3,332	0.11	3,314	0.11
Amortization of debt issuance costs	206	0.01	371	0.01
Stock-based compensation	2,246	0.07	2,067	0.07
Loss from removal of accumulated translation adjustment	-	-	172	0.01
Inventory fair value of purchase accounting	-	-	1,049	0.03
Income tax benefit	(570)	(0.02)	(359)	(0.01)
Cash paid for income taxes	(131)	(0.00)	(296)	(0.01)

Net income before non-cash items	$14,333	$0.46	$12,973	$0.43

Restructuring charge	13	0.00	86	0.00
Transaction costs	124	0.00	383	0.01
State cash taxes on adjustments	(5)	(0.00)	(14)	(0.00)
AMT cash taxes on adjustments	(3)	(0.00)	(9)	(0.00)

Adjusted net income before non-cash items	$14,462	$0.47	$13,419	$0.44

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	September 30, 2019	September 30, 2018

Net income	$3,492	$4,127

Income tax benefit	(188)	(316)
Other, net	420	(102)
Interest expense, net	353	303

Operating income	4,077	4,012

Depreciation	1,090	1,106
Amortization of intangibles	888	965

EBITDA	$6,055	$6,083

Restructuring charge	-	22
Transaction costs	37	50
Stock-based compensation	678	912

Adjusted EBITDA	$6,770	$7,067

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Nine Months Ended
	September 30, 2019	September 30, 2018

Net income	$6,585	$3,753

Income tax benefit	(570)	(359)
Other, net	260	(31)
Interest expense, net	978	1,020

Operating income	7,253	4,383

Depreciation	3,332	3,314
Amortization of intangibles	2,665	2,902

EBITDA	$13,250	$10,599

Restructuring charge	13	86
Transaction costs	124	383
Inventory fair value of purchase accounting	-	1,049
Stock-based compensation	2,246	2,067

Adjusted EBITDA	$15,633	$14,184

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